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                                                                       Exhibit 5



                                                                January 16, 1997








Renaissance Hotel Group N.V.
New World Tower II, 17th Floor
Queen's Road
Central, Hong Kong





            Re:   Registration Statement on Form S-8
                  File No.______________________


Ladies and Gentlemen:


We have acted as special United States counsel to Renaissance Hotel Group N.V., a Netherlands limited liability company incorporated under the laws of the Kingdom of The Netherlands (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 2,250,000 shares of the Company's Common Stock, par value 0.01 Netherlands Guilders per share (the "Shares") issuable upon the exercise of options granted under the Company's 1995 Stock Option Plan (the "Plan").

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as the photostatic or certified copies and the authenticity of the originals of such copies.

Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York. With respect to matters governed by the laws of the Kingdom of The Netherlands, we have relied on the opinion of Stibbe Simont Monahan Duhot, Amsterdam, attached hereto as Exhibit A.

Based upon our examination, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be duly and validly authorized and issued, fully paid and nonassessable.
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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,



/s/ Stroock & Stroock & Lavan
--------------------------------


                                      -2-
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                                                                       Exhibit A


                                                                January 16, 1997




Renaissance Hotel Group N.V.
New World Tower II, 17th Floor
Queen's Road
Central, Hong Kong


Dear Sirs,


      We have acted as legal counsel in respect of the laws of the Netherlands to Renaissance Hotel Group N.V., a company incorporated under the laws of the Netherlands (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"), covering up to 2,250,000 shares of the Company's Common Stock par value 0.01 Dutch Guilders per share (the "Shares") issuable upon the exercise of options granted under the Company's 1995 Stock Option Plan (the "Plan").

      We are lawyers (advocaten) registered with the Amsterdam District Court.

      For the purpose of this opinion we have examined, and relied upon, copies of the following documents:

(a)   a copy of the Plan;

(b) a copy of the deed of incorporation of the Company, dated June 16, 1995, embodying the Company's present articles of association (the "Articles of Association");

(c) an on-line extract from the Trade Register of the Chamber of Commerce in Amsterdam (the "Trade Register") in respect of the Company, dated January 15, 1997, confirmed to us by telephone by a representative of the Trade Register to be accurate as of the date hereof;

(d) the resolutions adopted by the Shareholder of the Company on September 22, 1995, concerning, inter alia, the appointment of the Management Board of the Company to grant rights to subscribe for shares;

(e) The resolutions adopted by the Management Board of the Company on September 22, 1995, concerning, inter alia, the approval of the Plan
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and such other documents as we have deemed appropriate to enable us to issue this opinion.

      For the purpose of this opinion we have, without independent investigation or verification (except as expressly stated herein) assumed:

(i) the genuineness of all signatures (including endorsements), the legal capacity (handelingsbekwaamheid) of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or faxed copies, and the authenticity of the originals of such copies; and

(ii) that on September 22, 1995, Diamant Hotel Investments N.V. was indeed the sole shareholder of the Company; and

(iii) the due execution by the parties thereto of all documents submitted to and examined by us; and

(iv) that upon the exercise of an option under the Plan the authorized capital of the Company will be sufficient to allow the issuance of the relevant Shares; and

(v) that between September 22, 1995, being the date the Management Board of the Company resolved to adopt the Plan, and the date of this opinion, no resolution of the Management Board of the Company, withdrawing its resolution of September 22, 1995, has been passed.

      Based upon the foregoing and subject to the qualifications, limitations and exceptions as set forth herein, and subject to the accuracy and completeness of any factual matters disclosed to us in the course of our examination referred to above, having regard to such matters of the laws of the Netherlands as we deem relevant in order to enable us to give this opinion, we are at the date hereof of the following opinion:

the Shares when issued and paid for in accordance with the terms of the Plan, will be duly and validly authorized and issued, paid and non-assessable.

      The opinion expressed above is subject to the following qualifications:

(i) the opinion expressed above shall be governed by and construed and have effect in accordance with the laws of The Netherlands;

(ii) the opinion expressed above is limited by any applicable bankruptcy, insolvency, moratorium or other similar laws.
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      We do not express any opinion as to any matters governed by any law other than the laws of the Netherlands. In view thereof, we are rendering this opinion on the condition that it and any issues of liability arising hereunder shall be governed by and decided in accordance with the laws of the Netherlands.

      No undertaking is assumed on our part to revise, update or amend this opinion in connection with any changes under the laws of the Netherlands after the date hereof.

      Without our written consent, this opinion may not be transmitted to or filed with any other person, firm, company or institution except as required by applicable laws or regulations. We hereby consent to the filing of this opinion as an exhibit to the Registration Form S-8.


                                          Yours faithfully,


                                          /s/ STIBBE SIMONT MONAHAN DUHOT
                                          ----------------------------------